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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              PENNZENERGY COMPANY
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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DEVON ENERGY CORP.                                               PENNZENERGY

FOR IMMEDIATE RELEASE

Contact:  Vince White                 Jeanne Buchanan
          Devon Energy Corporation    PennzEnergy Company
          (405) 552-4505              (713) 546-6444

Devon Energy and PennzEnergy Merger on Schedule

OKLAHOMA CITY, OKLAHOMA; HOUSTON, TEXAS, July 29, 1999 - Today, in response to investor and media inquiries, Devon Energy Corporation (AMEX:DVN, TSE:NSX) and PennzEnergy Company (NYSE: PZE) announced that progress toward the proposed merger of the two companies remains on schedule. Distribution of proxy materials to shareholders began on July 16, 1999. Each company will hold a special meeting of shareholders on August 17, 1999, to vote upon the merger. Subject to shareholder approval, the proposed merger is expected to be completed shortly thereafter.

James L. Pate, Chairman of PennzEnergy, said, "The merger of Devon and PennzEnergy will create a significant exploration and production company with a powerful and focused asset base. We believe this proposed strategic alliance offers many unique benefits to our shareholders. Our staff is working with Devon's to assure a quick and efficient integration of operations as soon as the merger is approved."

J. Larry Nichols, President and CEO of Devon, said, "The planned merger of Devon and PennzEnergy is very much on track. Given the complexity of a transaction of this magnitude, I believe the transition teams are making remarkable progress. We have been very pleased by the cooperation shown by employees throughout both organizations and we expect a smooth transition."

Upon successful completion of the merger, the new combined Devon Energy Corporation will rank solidly in the top 10 of all U.S.-based independent oil and gas producers in terms of market capitalization, total proved reserves and annual production. The merger will create an international oil and gas company with an equity market capitalization of approximately $2.6 billion and enterprise value of approximately $4.7 billion.

PennzEnergy Company is among the largest domestic independent exploration and production companies. Operations are focused in the Gulf of Mexico, onshore Gulf Coast, East and West Texas, and, internationally, in Egypt, Venezuela, Azerbaijan, Qatar and Brazil.

Devon Energy Corporation is an independent energy company engaged in oil and gas property acquisition, exploration and production. It is one of the top 15 public independent oil and gas companies in the United States and Canada, as measured by oil and gas reserves. Devon's Canadian operations are primarily conducted by its subsidiary, Northstar Energy Corporation. Devon's common shares trade on the American Stock Exchange under the symbol DVN.